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Exhibit 21.1

Subsidiaries of Triumph Group, Inc.

Triumph Brands, Inc.
Triumph Group Charitable Foundation
Triumph Group Acquisition Corp.
Triumph Group Acquisition Holdings, Inc.
The Triumph Group Operations, Inc.
CBA Acquisition LLC
Triumph Controls (Europe) SAS
Construction Brevetees d'Alfortville SAS
Triumph Aerospace Systems Group—UK LTD
Triumph Controls—UK, LTD
Triumph Actuation & Motion Control Systems—UK, LTD
Saygrove Actuation & Motion Control Limited
Saygrove Limited
Triumph Controls—Germany, GmbH
Mexmil China, LLC
HT Parts LLC
Kilroy Steel, Inc.
Kilroy Structural Steel Co.
Lamar Electro-Air Corp.
Mexmil Global Services, LLC
Airframe Spares & Logistics, LLC
Airframe Spares & Logistics, GmbH
Nu-Tech Brands, Inc.
Triumph Accessory Services—Grand Prairie, Inc.
Triumph Actuation Systems, LLC
Triumph Actuation Systems—Connecticut, LLC
Triumph Actuation Systems—Valencia, Inc.
Triumph Aerospace Systems Group, Inc.
Triumph Aerospace Systems—Wichita, Inc.
Triumph Aerospace Systems—Newport News, Inc.
Triumph Aftermarket Services Group, Inc.
Triumph Logistics—UK, Ltd.
Triumph Airborne Structures, Inc.
Triumph Aviations Inc.
Triumph Aviation Services Asia, Ltd.
Triumph Composite Systems, Inc.
Triumph Controls, LLC

Triumph Engineering Services, Inc.
Triumph Engineered Solutions, Inc.
Triumph Fabrications—Fort Worth, Inc.
Triumph Fabrications—Hot Springs, Inc.
Triumph Fabrications—San Diego, Inc.
Triumph Gear Systems, Inc.
Triumph Gear Systems—Macomb, Inc.
Triumph Instruments, Inc.
Triumph Instruments—Burbank, Inc.
Triumph Interiors Limited
Triumph Interiors, LLC
Triumph Metals Company
Triumph Precision, Inc.
Triumph Precision Castings Co.
Triumph Processing, Inc.
Triumph Structures—East Texas, Inc.
Triumph Structures—Kansas City, Inc.
Triumph Structures—Long Island, LLC
Triumph Structures—Los Angeles, Inc.
Triumph Structures—Wichita, Inc.
Triumph Thermal Systems, Inc.
Triumph Turbine Services, Inc.
Triumph Investment Holdings, Inc.
Triumph Receivables, LLC
Triumph Insulation Systems, LLC
Mexmil Co GmbH
The Mexmil Holding Co. LLC
Placas Termodinamicas S.A. de C.V.

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  Exhibit 21.1
Subsidiaries of Triumph Group, Inc.